                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[X]    Soliciting Material under Section 240.14a-12


                              THE JUDGE GROUP, INC.
            --------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the Appropriate box):

[X]    No fee required

[ ]    $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

       1) Title of each class of securities to which transaction applies:


       2)   Aggregate number of securities to which transaction applies:


       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


       4)   Proposed maximum aggregate value of transaction:


       5)   Total fee paid:


[ ]    Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:_________________________________________

       2)   Form Schedule or Registration Statement No.:____________________

       3)   Filing Party:___________________________________________________

       4)   Date Filed:_____________________________________________________

On March 24, 2003, The Judge Group, Inc. (the "Company") issued a press release announcing that it received a proposal from a management group led by founders Martin E. Judge, Jr. and Michael A. Dunn for a going-private transaction. A copy of the press release issued by the Company on March 24, 2003, is set forth below.

AVAILABILITY OF PROXY STATEMENT

The Company plans to file and mail to its stockholders a proxy statement containing information about the Company, the going-private transaction and related matters should this transaction go forward. IF SUCH DOCUMENTS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the proxy statement (when available), as well as other relevant filings containing information about the Company, from the SEC's website at www.sec.gov. Copies of the proxy statement, when available, and other filings of the Company will also be available to stockholders by directing a request to The Judge Group, Inc., Two Bala Plaza, Suite 800, Bala Cynwyd, PA 19004, Attention: Robert Alessandrini (telephone number (610) 667-7700).

The Company, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the transaction. Information about the directors and executive officers of the Company and their ownership of Company shares is set forth in the proxy statement for the Company's 2002 annual meeting of stockholders, filed with the SEC on April 8, 2002. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the transaction if such document is filed with the SEC.

Set forth below is the full text of the March 24, 2003 press release:

                                                                    NEWS RELEASE

                                                    CONTACT: Robert Alessandrini
                                                                    610/667-7700

FOR IMMEDIATE RELEASE:

         THE JUDGE GROUP, INC. RECEIVES MANAGEMENT-LED GOING PRIVATE PROPOSAL

         Bala Cynwyd, Pennsylvania -March 24, 2003. The Judge Group, Inc. (NASDAQ: JUDG) (the "Company") today announced that it has received a proposal from a management group led by founders and principal stockholders Martin E. Judge, Jr. and Michael A. Dunn for a going-private transaction.

         The proposal contemplates the acquisition of all outstanding shares of common stock of the Company not already beneficially owned by the management group at a price of $.82 per share, which represents a premium of 17.1% over the closing price on March 21, 2003, an 18.9% premium over the average closing price since January 1, 2003 and an 18.6% premium over the average daily closing price since November 1, 2002. Members of the management group already beneficially own over 60% of the issued and outstanding common stock of the Company.

         The Board of Directors has formed a Special Committee of independent directors to review the proposed transaction. The Special Committee has retained independent legal counsel and expects to retain an independent financial advisor for purpose of assisting it in evaluating the proposed transaction.

         The proposed transaction would result in the acquisition of all of the outstanding shares of common stock of the Company (other than shares owned by Mr. Judge, Mr. Dunn and other members of the management group). The final terms of any transaction will be based on negotiations between the management group and the Special Committee. The proposed transaction is subject to, among other things, entering into a definitive agreement by April 30, 2003, a financing contingency and other customary conditions to be contained in any definitive agreement. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated.

         This press release is not a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission ("SEC") should this proposed transaction go forward. If such documents are filed with the SEC, investors will be urged to read them because they will contain important information, including risk factors. Any such documents, once filed, will be available, free of charge, at the SEC's website (www.sec.gov) and from the Company. If a proxy statement is distributed by the Company regarding this transaction, the Company and certain of its directors and executive officers would be involved in a solicitation of proxies made in connection with the proposed transaction. Information concerning the Company's directors and executive officers will be available in the documents which would be filed with the SEC.

         About The Judge Group, Inc. - The Judge Group is tying talent to technology by integrating more than 32 years of IT staffing services experiences with cutting-edge technology to deliver efficient client services. With locations in twelve cities nationally, The Judge Group offers total Internet and Information Technology staffing solutions through its web-based staffing, IT skills training and food and pharmaceutical placement divisions. It is the mission of the Company to service the needs of its clients, its contractors and applicants, with the urgency required by the customer through professionalism, ethics and state of the art technology. For more information, about The Judge Group, visit our web site at www.judge.com.

         This news release is being made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this news release may constitute forward-looking statements which are subject to risks and uncertainties, including the inability to satisfy all of the above conditions, general economic conditions and other factors identified in our filings with the SEC.